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                                                                  Exhibit (b)

              VAN KAMPEN AMERICAN CAPITAL SENIOR FLOATING RATE FUND

                                     BY-LAWS

         These By-Laws are made and adopted pursuant to Section 3.8 of the Declaration of Trust establishing VAN KAMPEN AMERICAN CAPITAL SENIOR FLOATING RATE FUND, dated as of December 19, 1997, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.


                                    ARTICLE I

                              Shareholder Meetings

         Section 1.1. Chairman. The Chairman, if any, shall act as Chairman at all meetings of the Common Shareholders; in his absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

         Section 1.2. Proxies; Voting. Common Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting and entitled to vote shall have one vote, all as provided in Article 10 of the Declaration. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.

         Section 1.3 Closing of Transfer Books and Fixing Record Dates. For the purpose of determining the Common Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time close the transfer books or fix a record date in the manner provided in Section 10.3 of the Declaration. If the Trustees do not prior to any meeting of Common Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

         Section 1.4. Inspectors of Election. In advance of any meeting of Common Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Common Shareholders may, and on the request of any Common Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either





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one or three. If appointed at the meeting on the request of one or more Common
Shareholders or proxies, a majority of Common Shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Common Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Common Shares outstanding, the Common Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Common Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Common Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

         Section 1.5. Records at Common Shareholder Meetings. At each meeting of the Common Shareholders there shall be open for inspection the minutes of the last previous Meeting of Common Shareholders of the Trust and a list of the Common Shareholders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Common Shareholders shall contain the name of each Common Shareholder in alphabetical order and the address of Common Shares owned by such Shareholder. Common Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to Common Shareholders of a Massachusetts business corporation.


                                   ARTICLE II

                                    Trustees

         Section 2.1. Trustees Meeting. The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.




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         Section 2.2. Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in his absence the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary.


                                   ARTICLE III

                                    Officers

         Section 3.1. Officers of the Trust. The officers of the Trust shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The Trustees may designate the order in which the other Vice Presidents may act. The Chairman, if any, shall be a Trustee, but no other officer of the Trust need be a Trustee.

         Section 3.2. Election and Tenure. At the initial organization meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

         Section 3.3. Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.





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         Section 3.4. Bonds and Surety. Any officer may be required by the
Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustee may determine.

         Section 3.5. Chairman, President and Vice President. The Chairman, if any, shall, if present, preside at all meetings of the Common Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. Subject to direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Trust or any of its Series to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice President designated by the Trustees shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

         Section 3.6. Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Common Shareholders, Trustees and the Executive Committee, if any. He shall be custodian of the seal of the Trust, if any, and he (and any person so authorized b the Trustees) shall affix the seal or, if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Massachusetts business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing any other duties commonly incident to such office in a Massachusetts business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.




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         Section 3.7. Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President al powers and duties normally incident to his office. He may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. He shall deposit all funds of the Trust in such depositories as the Trustee shall designate. He shall be responsible for such disbursement of the funds of the rust as may be ordered by the Trustees or the President. He shall keep accurate account of the books of the Trust's transactions which shall be the property of the Trust, and which, together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust . He shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Trust.

         Section 3.8. Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.


                                   ARTICLE IV

                                  Miscellaneous

         Section 4.1. Depositories. In accordance with Section 8.1 of the Declaration, the funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

         Section 4.2. Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By-Laws or as the Trustees may from time to time by resolution provide.



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         Section 4.3. Seal. The seal of the Trust, if any, may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Massachusetts business corporation.


                                    ARTICLE V

                             Common Share Transfers

         Section 5.1. Transfer Agents, Registrars and the Like. As provided in
Section 4.4 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Common Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

         Section 5.2. Transfer of Common Shares. The Common Shares of the trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in
Section 6.6 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonable required to show that the requested transfer is proper.

         Section 5.3. Registered Common Shareholders. The Trust may deem and treat the holder of record of any Common Shares the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.


                                   ARTICLE VI

                              Amendment of By-Laws

         Section 6.1. Amendment and Repeal of By-Laws. In accordance with
Section 3.8 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time; provided, however, that By-Laws adopted by the Common Shareholders may, if such By-Laws so state, be altered, amended or repealed only by the Common Shareholders and not the Trustees. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any




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apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

         The Declaration of Trust establishing the Van Kampen American Capital Senior Floating Rate Fund dated as of December 19, 1997, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Van Kampen American Capital Senior Floating Rate Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, Common Shareholder, officer, employee or agent of the Van Kampen American Capital Senior Floating Rate Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Van Kampen American Capital Senior Floating Rate Fund but the Trust Property only shall be liable.











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